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                                                                   EXHIBIT 10(j)


                                AMENDMENT TWO TO

                        HARTE-HANKS COMMUNICATIONS, INC.

                            RESTORATION PENSION PLAN


         WHEREAS, effective as of January 1, 1994, Harte-Hanks Communications, Inc. (the "Corporation") established the Harte-Hanks Communications, Inc. Restoration Pension Plan (the "Plan") to provide retirement and retirement-related benefits for a select group of highly compensated employees;

         WHEREAS, by the terms of Section 8 of the Plan, the Plan may be amended by the Board of Directors of the Corporation; and

         WHEREAS, the Board of Directors of the Corporation has approved the amendment to the Plan set forth below in order to change the name of the Plan and provide for the restoration of certain retirement benefits to a select group of highly compensated employees who are participants in the Harte-Hanks, Inc. Pension Plan (herein referred to as the "Basic Plan") and whose benefit accruals under the Basic Plan are frozen effective as of December 31, 1998;

         NOW, THEREFORE, the Plan is hereby amended, effective as of December 31, 1998, as follows:

         1. Section 1 of the Plan is hereby amended to read in its entirety as follows:

         "1. Introduction

                  The following are the provisions of the HARTE-HANKS, INC. RESTORATION PENSION PLAN (hereinafter referred to as the "Restoration Plan") which is established by Harte-Hanks, Inc. (hereinafter referred to as "Harte-Hanks"), effective as of January 1, 1994, in order to provide for the payment of retirement and retirement-related benefits to a certain select group of highly compensated employees who are participants in the HARTE-HANKS, INC PENSION PLAN (hereinafter referred to as the "Basic Plan") as in effect from time to time on and after the effective date hereof and whose benefits under the Basic Plan are restricted because of the application of the limitations of Section 401(a)(17) and/or Section 415 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), and because of the freezing of benefit accruals effective as of December 31, 1998. Harte-Hanks intends and desires by the adoption of this Restoration Plan to recognize the value to Harte-Hanks of the past and present services of its employees covered by the Restoration Plan and to


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         encourage and assure their continued service to Harte-Hanks by making more adequate provisions for their future retirement security."

2. Clauses (a) and (b) of Section 5 of the Plan are amended to read in their entirety as follows:

                  "(a) January 1, 1996, if the Participant is an officer of the Employer with the title of a Senior Vice President or a higher position; or

                  (b) the later to occur of (i) January 1, 1999, and (ii) the date on which he or she attains age 55 years or completes 20 years of Credited Service if the Participant is an officer of the Employer with a title below a Senior Vice President."

3. Section 6(a)(i) of the Plan is amended to read in its entirety as follows:

         "(i) the monthly benefit, if any, that would have been payable to such Participant, or on his or her behalf to the Participant's Beneficiary or Beneficiaries, as of his or her date of termination of employment with the Employer under the Basic Plan as then in effect, if (aa) the provisions of the Basic Plan had been administered without regard to the limitations imposed by Section 415 of the Code and without the limitation imposed by Section 401(a)(17) of the Code on the amount of his or her Compensation under the Basic Plan, (bb) the Participant's Compensation for a given calendar year were equal to his or her Covered Compensation for such calendar year, and (cc) benefit accruals under the Basic Plan (including determinations of the Participant's Credited Service, Final Average Monthly Compensation, and Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date) had not been frozen as of December 31, 1998."

         IN WITNESS WHEREOF, HARTE-HANKS, INC. has caused this instrument to be executed by its duly authorized officer on the 15th day of December, 1998, to be effective as of December 31, 1998.


                                       HARTE-HANKS, INC.




                                          By    /s/ [ILLEGIBLE]
                                             -----------------------------------

                                         Title: Senior Vice President, Legal
                                               ---------------------------------